Exhibit 99.1

Taysha Announces Pricing of Public Offering of Common Stock

Dallas – October 26, 2022 (GLOBE NEWSWIRE) — Taysha Gene Therapies, Inc. (Nasdaq: TSHA) (“Taysha”), a patient-centric, pivotal-stage gene therapy company focused on developing and commercializing AAV-based gene therapies for the treatment of monogenic diseases of the central nervous system (CNS) in both rare and large patient populations, today announced the pricing of an underwritten public offering of 14,000,000 shares of its common stock at a price to the public of $2.00 per share. In addition, Taysha has granted the underwriter a 30-day option to purchase up to 2,100,000 additional shares of common stock at the public offering price, less the underwriting discount. The gross proceeds from the offering to Taysha are expected to be approximately $28,000,000 million, before deducting underwriting discounts and commissions and other offering expenses, excluding any exercise of the underwriter’s option to purchase additional shares. The offering is expected to close on or about October 31, 2022, subject to customary closing conditions.

Goldman Sachs & Co. LLC is acting as sole book-runner for the offering.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2021 and declared effective by the SEC on October 14, 2021. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Taysha Gene Therapies, Inc.

Taysha Gene Therapies (Nasdaq: TSHA) is on a mission to eradicate monogenic CNS disease. With a singular focus on developing curative medicines, Taysha aims to rapidly translate its treatments from bench to bedside. Taysha has combined its team’s proven experience in gene therapy drug development and commercialization with the world-class UT Southwestern Gene Therapy Program to build an extensive, AAV gene therapy pipeline focused on both rare and large-market indications. Together, Taysha leverages its fully integrated platform—an engine for potential new cures—with a goal of dramatically improving patients’ lives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the potential of Taysha’s candidates, including its preclinical product candidates, to positively impact quality of life and alter the course of disease in the patients Taysha seeks to treat, its research, development and regulatory plans for its product candidates, and Taysha’s public offering, including expected gross proceeds and anticipated closing date, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Taysha’s business are described in detail in its SEC filings, including in Taysha’s Annual Report on Form 10-K for the full-year ended December 31, 2021, and Taysha’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, both of which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Taysha makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. These forward-looking statements speak only as of the date hereof, and Taysha disclaims any obligation to update these statements except as may be required by law.

Company Contact:

Kimberly Lee, D.O.

Chief Corporate Affairs Officer

Taysha Gene Therapies

klee@tayshagtx.com

Media Contact:

Carolyn Hawley

Evoke Canale

carolyn.hawley@evokegroup.com